Exhibit 10.2

Second Amendment to SERIES CEO LTIP Unit Award Agreement

This Second Amendment to the Series CEO LTIP Unit Award Agreement (“Second Amendment”) is made and effective as of March 29, 2013, by and among Simon Property Group, Inc., a Delaware corporation (the “Company”), its subsidiary, Simon Property Group, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and David Simon (the “Grantee”). All capitalized terms not defined herein have the meanings ascribed to them in the Award Agreement (defined below), and, to the extent provided in the Award Agreement, in the Employment Agreement.

A.                                    The Grantee is the chief executive officer of the Company and provides services to the Partnership.

B.                                    The Company, the Partnership, and the Grantee are parties to a certain Simon Property Group Series CEO LTIP Unit Award Agreement, dated as of July 6, 2011, as amended (“Award Agreement”), pursuant to which Grantee was awarded Series CEO LTIP Units, pursuant to the Partnership’s 1998 Stock Incentive Plan (the “Plan”), as approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

C.                                    The parties desire to amend Section 4(b) of the Award Agreement to reduce the number of Unvested LTIP Units that will become vested upon a termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason.

NOW, THEREFORE, the parties agree as follows:

1.                                      Section 4(b) of the Award Agreement is amended in its entirety to read as follows:

(b)                                 In the event of termination of the Grantee’s Continuous Service before July 5, 2019 by Grantee’s death, Disability, termination of employment by the Company without Cause or resignation by Grantee for Good Reason (each such termination, a “Qualified Termination”), the Grantee will not forfeit all Unvested LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the treatment of the Unvested LTIP Units:

(i)                                     in the event of termination of the Grantee’s Continuous Service before July 5, 2019 by Grantee’s death or, in accordance with the terms of the Employment Agreement, Disability:

(A)                               if such termination occurs prior to July 5, 2013, one-half of the remaining Unvested LTIP Units (being 500,000 of the Unvested LTIP Units) shall become Vested LTIP Units and shall no longer be subject to forfeiture pursuant to Section 3(c); and

(B)                               if such termination occurs on or after July 5, 2013, all remaining Unvested LTIP Units shall become Vested LTIP Units and shall no longer be subject to forfeiture pursuant to Section 3(c).

(ii)                                  in the event of termination of the Grantee’s Continuous Service before July 5, 2019 by Grantee’s termination of employment by the Company without Cause or resignation by Grantee for Good Reason (in each case, in accordance with the terms of the Employment Agreement and only if the Grantee delivers, and does not revoke, an executed Release not later than the Release Deadline):

(A)                               if such termination occurs on or prior to July 5, 2015, one-half of the remaining Unvested LTIP Units (being 500,000 of the Unvested LTIP Units) shall become Vested LTIP Units and shall no longer be subject to forfeiture pursuant to Section 3(c); and

(B)                               if such termination occurs after July 5, 2015, a portion of  remaining Unvested LTIP Units shall become Vested LTIP Units and shall no longer be subject to forfeiture pursuant to Section 3(c). Such portion shall be equal to (A) the total number of Unvested LTIP Units then outstanding, multiplied by (B) (1) the number of completed calendar months from July 6, 2011 through the date of the such termination, divided by (2) 96.

2.                                      Except as herein amended, the terms and conditions of the Award Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed as of the date first above written.

SIMON PROPERTY GROUP, INC., a Delaware corporation

By:	/s/ John Rulli
Name: John Rulli
Title: Senior Executive Vice President and Chief Administrative Officer

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership

By: Simon Property Group, Inc., a Delaware corporation, its general partner

By:	/s/ John Rulli
Name: John Rulli
Title: Senior Executive Vice President and Chief Administrative Officer

GRANTEE

/s/ David Simon
David Simon

[Signature Page to Second Amendment to Award Agreement]